Exhibit 10.52.2

AMENDMENT NO. 2

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 2 to the Securities Purchase Agreement (this “Amendment”) is made and entered into effective November [ ], 2023 (the “Amendment Effective Date”) between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and the Consenting Stockholders (as defined below). Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS:

WHEREAS, the Company and each buyer identified on the signature pages thereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”) entered into the Securities Purchase Agreement dated as of July 7, 2023, as previously amended on August 30, 2023 (the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Company agreed to issue and sell, and each Buyer, severally and not jointly, agreed to purchase from the Company shares of Common Stock and the Warrants;

WHEREAS, pursuant to Section 7(e), the Securities Purchase Agreement may be amended in a written instrument signed by the Company, the Lead Investor, and Buyers which purchased at least 50% plus $1.00 of the Securities based on the Purchase Price paid thereunder (the Lead Investor and such Buyers, collectively the “Consenting Stockholders”).

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 4(s) of the Securities Purchase Agreement shall be amended and restated as follows:

“True-Up. Upon the closing of the next underwritten public offering of Common Stock (the “Qualifying Offering”) in which the effective offering price to the public per share of Common Stock (the “Qualifying Offering Price”) is below $4.00 per share (subject to adjustment for stock splits and similar transactions), the Company shall issue additional Pre-Funded Warrants in an amount reflecting a reduction in the purchase price paid for the Shares and Pre-Funded Warrants that equals the proportion by which the Qualifying Offering Price is less than $4.00; provided that, if the Qualifying Offering is the Uplist, the Company may issue shares of Common Stock in lieu of such additional Pre-Funded Warrants to the extent necessary to cause the Company to meet the listing requirements of the applicable trading market, including Nasdaq SmallCap; provided, further, that the Company may not issue such shares of Common Stock to the extent that it would result in a Buyer beneficially owning in excess of the Beneficial Ownership Limitation (as defined in the Pre-Funded Warrants), calculated in accordance with Section 2(e) of the Pre-Funded Warrants, mutatis mutandis. In light of the entrance by the Company into the Securities Purchase Agreement dated as of November [ ], 2023 (the “PIPE SPA”) with the purchasers party thereto, it is agreed that the Qualifying Offering Price pursuant to this section is fixed at $0.50 (subject to adjustment for stock splits and similar transactions), and therefore the Company shall, upon the closing of the “Uplist Transaction” (as defined in the PIPE SPA) issue such additional Pre-Funded Warrants to purchase an aggregate of 65,794,728 (subject to adjustment for stock splits and similar transactions) shares of Common Stock, or up to 65,794,728 shares of Common Stock in lieu of such warrants, as provided for in this section.”

2. Except as modified by this Amendment, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof, including Section 7(a) regarding governing law. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ARCH THERAPEUTICS, INC.

By:
Name:	Michael S. Abrams
Title:	Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR BUYER FOLLOWS]

[BUYER SIGNATURE PAGES TO AMENDMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer:_____________________________________________________

Signature of Authorized Signatory of Buyer:______________________________

Name of Authorized Signatory:_________________________________________

Title of Authorized Signatory:__________________________________________